Exhibit 4(b)

EXECUTION COPY

DELHAIZE AMERICA, INC. (F/K/A FOOD LION, INC), as Issuer

FOOD LION, LLC, HANNAFORD BROS. CO., KASH N’ KARRY FOOD

STORES, INC., FL FOOD LION, INC., RISK MANAGEMENT SERVICES, INC., HANNBRO
COMPANY, MARTIN’S FOODS OF SOUTH BURLINGTON, INC., SHOP ‘N SAVE-MASS., INC.,
HANNAFORD PROCUREMENT CORP., BONEY WILSON & SONS, INC., J.H. HARVEY CO., LLC
AND HANNAFORD LICENSING CORP.
as Guarantors

AND

THE BANK OF NEW YORK

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated May 12, 2004

$150,000,000 7.55% Notes due 2007

$150,000,000 8.05% Notes due 2027

SECOND SUPPLEMENTAL INDENTURE

     This SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated May 12, 2004, among Delhaize America, Inc.(f/k/a Food Lion, Inc.), a North Carolina corporation (the “Company”), Food Lion, LLC, a North Carolina limited liability company (“Food Lion”), Hannaford Bros. Co., a Maine corporation (“Hannaford”), Kash n’ Karry Food Stores, Inc., a Delaware corporation (“Kash n’ Karry”), FL Food Lion, Inc., a Florida corporation (“FL Food Lion”), Risk Management Services, Inc., a North Carolina corporation (“RMS”), Hannbro Company, a Maine corporation (“Hannbro”), Martin’s Foods of South Burlington, Inc., a Vermont corporation (“Martin’s”), Shop ‘n Save-Mass., Inc., a Massachusetts corporation (“Shop ‘n Save”), Hannaford Procurement Corp., a Maine corporation (“HPC”), Boney Wilson & Sons, Inc., a North Carolina corporation (“Boney”), J. H. Harvey Co., LLC, a Georgia limited liability company (“Harvey’s”), Hannaford Licensing Corp., a Maine corporation (“HLC”) and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

     WHEREAS, the Company has previously executed and delivered to the Trustee an indenture, dated as of August 15, 1991 (the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s securities;

     WHEREAS, the Company and the Trustee have previously executed a First Supplemental Indenture to the Indenture, dated as of April 21, 1997 (the “First Supplemental Indenture”), creating two series of securities of the Company: (i) 7.55% Notes due 2007 and (ii) 8.05% Notes due 2027 (the “Debt Securities”);

     WHEREAS, Section 10.01.B. of the Indenture provides that the Indenture may be modified or amended to add such further covenants, restrictions, conditions or provisions as the board of directors of the Company and the Trustee shall consider to be for the protection of the Holders (as defined in the Indenture) of all or any series of the Debt Securities;

     WHEREAS, each of Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ‘n Save, HPC, Boney, Harvey’s and HLC desires to become a guarantor of the Debt Securities under the Indenture; and

     WHEREAS, all conditions precedent provided for in the Indenture relating to this Second Supplemental Indenture have been complied with.

     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH, the Company, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ‘n Save, HPC, Boney, Harvey’s, HLC and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Debt Securities:

ARTICLE I

     1.1. Additional Guarantors. Each of Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ‘n Save, HPC, Boney, Harvey’s and HLC hereby agrees to fully and unconditionally and jointly and severally guarantee the Debt Securities.

     1.2. Mutatis Mutandis Effect. The Indenture is hereby amended mutatis mutandis to reflect the full and unconditional and joint and several guaranty of the Debt Securities by each of Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ‘n Save, HPC, Boney, Harvey’s and HLC.

ARTICLE II

     2.1. Counterparts. This Second Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     2.2. Severability. In the event that any provision of this Second Supplemental Indenture is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     2.3. Headings. The article and section headings herein are for convenience only and shall not effect the construction hereof.

     2.4. Successors and Assigns. Any agreements in this Second Supplemental Indenture by the Company, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ‘n Save, HPC, Boney, Harvey’s and HLC shall bind their successors and assigns, whether so expressed or not.

     2.5. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

     2.6. Effect of Second Supplemental Indenture. Except as amended by this Second Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

     2.7. Trustee. The Trustee accepts the modifications effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ‘n Save, HPC, Boney, Harvey’s and HLC, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Second Supplemental Indenture and the Trustee makes no representation with respect thereto.

2

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

DELHAIZE AMERICA, INC.
By:	/S/ G. LINN EVANS
	Name:	G. Linn Evans
	Title:	Assistant Secretary

FOOD LION, LLC
By:	/S/ G. LINN EVANS
	Name:	G. Linn Evans
	Title:	Assistant Secretary

HANNAFORD BROS. CO.
By:	/S/ EMILY D. DICKINSON
	Name:	Emily Dickinson
	Title:	Senior Vice President

KASH N’ KARRY FOOD STORES, INC.
By:	/S/ G. LINN EVANS
	Name:	G. Linn Evans
	Title:	Secretary

FL FOOD LION, INC.
By:	/S/ G. LINN EVANS
	Name:	G. Linn Evans
	Title:	Secretary

RISK MANAGEMENT SERVICES, INC.
By:	/S/ G. LINN EVANS
	Name:	G. Linn Evans
	Title:	Secretary and Treasurer

HANNBRO COMPANY
By:	/S/ EMILY D. DICKINSON
	Name:	Emily D. Dickinson
	Title:	President

MARTIN’S FOODS OF SOUTH BURLINGTON, INC.
By:	/S/ EMILY D. DICKINSON
	Name:	Emily D. Dickinson
	Title:	Assistant Secretary

SHOP ‘N SAVE-MASS., INC.
By:	/S/ EMILY D. DICKINSON
	Name:	Emily D. Dickinson
	Title:	Secretary

HANNAFORD PROCUREMENT CORP.
By:	/S/ EMILY D. DICKINSON
	Name:	Emily D. Dickinson
	Title:	Secretary

BONEY WILSON & SONS, INC.
By:	/S/ EMILY D. DICKINSON
	Name:	Emily D. Dickinson
	Title:	Secretary

J.H. HARVEY CO., LLC
By:	/S/ G. LINN EVANS
	Name:	G. Linn Evans
	Title:	Vice President and Secretary

HANNAFORD LICENSING CORP.
By:	/S/ EMILY D. DICKINSON
	Name:	Emily D. Dickinson
	Title:	Secretary

THE BANK OF NEW YORK, as Trustee
By:	/S/ DOROTHY MILLER
	Name:	Dorothy Miller
	Title:	Vice President